Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
psands@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Third Quarter 2014 Financial Results

New York, NY – November 4, 2014 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a global net-lease real estate investment trust, today reported its financial results for the third quarter ended September 30, 2014.

Financial Update – Third Quarter 2014

•	Revenues of $195.9 million and revenues, excluding reimbursable expenses, of $175.0 million

•	AFFO of $114.4 million, equivalent to $1.13 per diluted share

•	Quarterly dividend raised to $0.94 per share, equivalent to an annualized dividend rate of $3.76 per share

•	Full year 2014 AFFO guidance range raised to $4.70 to $4.86 per diluted share

•	Full year 2015 AFFO guidance range of $4.76 to $5.02 per diluted share announced

Business Update – Third Quarter 2014

•	Acquired two properties for a total of $163.3 million

•	Successfully completed an inaugural public equity offering, raising approximately $282 million

•	Owned net-leased portfolio occupancy of 98.1%

•	Structured $122.8 million of investments on behalf of the Managed REITs

•	Raised $158.7 million on behalf of the Managed REITs

•	Took steps to further diversify our non-traded product offerings

W. P. Carey Inc. 9/30/2014 Earnings Release 8-K – 1

MANAGEMENT COMMENTARY

“During the third quarter, we made progress towards two of our core business strategies — funding accretive acquisitions through an appropriate mix of equity and unsecured debt, and further diversifying our non-traded product offerings,” said W. P. Carey President and CEO, Trevor Bond. “In particular, we achieved an important milestone with the successful completion of our inaugural public equity offering. And we took steps to expand the product lineup of our Investment Management business to include a second non-traded lodging REIT and a non-traded BDC. Throughout, we remained focused on generating stable and growing dividend income for our shareholders through disciplined investing, as we have done for over forty years.”

FINANCIAL RESULTS

Revenues

•
Total Company: Revenues, excluding reimbursable costs, for the 2014 third quarter totaled $175.0 million, down 14.7% from $205.2 million for the 2014 second quarter, due primarily to lower revenues from the Managed REITs, excluding reimbursable costs. Compared to the 2013 third quarter, revenues, excluding reimbursable costs, increased 65.6% from $105.7 million, due primarily to additional real estate revenues from properties acquired in the Company’s merger with CPA®:16 – Global, which closed on January 31, 2014 (the CPA®:16 Merger).

•
Real Estate Ownership: Real estate revenues, excluding reimbursable tenant costs, for the 2014 third quarter were $157.9 million, down 7.7% from $171.0 million for the 2014 second quarter, due primarily to lower lease termination income. Compared to the 2013 third quarter, real estate revenues, excluding reimbursable tenant costs, increased 107.2% from $76.2 million, due primarily to additional lease revenues from properties acquired in the CPA®:16 Merger.

•
Investment Management: Revenues from the Managed REITs, excluding reimbursable costs, for the 2014 third quarter were $17.0 million, down 50.3% from $34.2 million for the 2014 second quarter and down 42.4% from $29.5 million for the 2013 third quarter. In each case, the decline was due primarily to lower structuring revenue resulting from reduced acquisition activity on behalf of the Managed REITs.

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2014 third quarter was $114.4 million, or $1.13 per diluted share, down 6.4% and 6.6%, respectively, from AFFO of $122.2 million, or $1.21 per diluted share, for the 2014 second quarter, due primarily to lower structuring revenue resulting from reduced investment activity on behalf of the Managed REITs.

•
Compared to the 2013 third quarter, AFFO and AFFO per diluted share increased 60.9% and 9.7%, respectively, from $71.1 million, or $1.03 per diluted share, due primarily to additional real estate revenues from properties acquired in the CPA®:16 Merger.

•	Note: Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•
As previously announced, on September 18, 2014 the Company’s Board of Directors declared a quarterly cash dividend of $0.94 per share, equivalent to an annualized dividend rate of $3.76 per share, which was paid on October 15, 2014 to stockholders of record as of the close of business on September 30, 2014. The dividend represented a 4.4% increase over the 2014 second quarter and was the Company’s 54th consecutive quarterly increase.

W. P. Carey Inc. 9/30/2014 Earnings Release 8-K – 2

AFFO GUIDANCE

•
2014: The Company has raised its 2014 full year AFFO guidance range to $4.70 to $4.86 per diluted share, up from its previously announced range of $4.62 to $4.82 per diluted share, based on assumed full year 2014 total acquisition volume of approximately $2.9 billion to $3.2 billion, including approximately $1.9 billion to $2.2 billion on behalf of the Managed REITs.

•
2015: For the full year 2015, the Company currently expects to report AFFO of between $4.76 and $5.02 per diluted share, based on assumed full year 2015 total acquisition volume of approximately $2.4 billion to $3.1 billion, including approximately $2.0 billion to $2.5 billion on behalf of the Managed REITs, and dispositions from its owned real estate portfolio of approximately $100 million to $200 million. The Company expects to update its 2015 AFFO guidance in connection with the release of its quarterly earnings.

BALANCE SHEET AND CAPITALIZATION

Equity Offering

•
As previously announced, on September 30, 2014 the Company successfully completed its inaugural public equity offering of 4,600,000 shares of common stock, which included the full exercise of the underwriters’ option to purchase an additional 600,000 shares of its common stock.

•
Total net proceeds from the offering, after underwriting discounts and offering expenses, were approximately $282 million, which the Company used primarily to reduce the balance outstanding under its revolving credit facility.

OWNED REAL ESTATE PORTFOLIO

Acquisitions and Dispositions

•
During the 2014 third quarter, the Company completed two investments for $163.3 million, bringing total acquisitions for the nine months ended September 30, 2014 to $252.7 million, including acquisition related-costs and fees.

•
Total dispositions for the nine months ended September 30, 2014 were $298.7 million, including transaction related-costs and fees, as part of the Company’s active capital recycling program, with a goal of extending the average lease term through reinvestment, improving portfolio credit quality, increasing the asset criticality factor within the portfolio and/or executing strategic dispositions of assets.

Composition

•
As of September 30, 2014, the Company’s owned portfolio consisted of 688 net-leased properties, comprising 80.8 million square feet leased to 215 tenants, and four operating properties. As of that date, the weighted-average lease term of the net-leased portfolio was 8.5 years and the occupancy rate was 98.1%.

INVESTMENT MANAGEMENT

•
W. P. Carey is the advisor to CPA®:17 – Global, CPA®:18 – Global (together the CPA® REITs), and Carey Watermark Investors Incorporated (CWI) (together the Managed REITs). At September 30, 2014, the Managed REITs, in aggregate, had total assets under management of approximately $8.3 billion.

W. P. Carey Inc. 9/30/2014 Earnings Release 8-K – 3

Acquisitions

•
During the 2014 third quarter, the Company structured ten new investments totaling $122.8 million on behalf of the CPA® REITs, including acquisition related-costs and fees. Total acquisitions for the nine months ended September 30, 2014 were $674.5 million on behalf of the CPA® REITs and $422.8 million on behalf of CWI, in both cases including acquisition related-costs and fees.

Fundraising

•
During the 2014 third quarter, the Company raised $158.7 million on behalf of the Managed REITs, comprised of $55.6 million on behalf of CPA®:18 – Global in its initial public offering and $103.1 million on behalf of CWI in its follow-on offering, bringing the total raised on behalf of the Managed REITs during the nine months ended September 30, 2014 to $1.1 billion.

•
In September 2014, the Company filed registration statements with the SEC regarding a new non-traded business development company (BDC). As of the date of this press release, the registration statements have not been declared effective by the SEC and there can be no assurance as to whether or when the related offering would be commenced.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2014 third quarter, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the SEC on November 4, 2014.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 11:00 a.m. Eastern Time
Please call to register at least 15 minutes prior to the start time.

Date/Time: Tuesday, November 4, 2014 at 11:00 a.m. Eastern Time
Call-in Number: +1-877-317-6789 (US) or +1-412-317-6789 (international)
Audio Webcast: www.wpcarey.com/earnings

Audio Webcast Replay

An audio replay of the call will be available at www.wpcarey.com/earnings.

* * * * *

W. P. Carey Inc.

W. P. Carey Inc. is a leading global net-lease REIT that provides long-term sale-leaseback and build-to-suit financing solutions for companies worldwide. At September 30, 2014, the Company had an enterprise value of approximately $9.8 billion. In addition to its owned portfolio of diversified global real estate, W. P. Carey manages a series of non-traded REITs with assets under management of approximately $8.3 billion. Its corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Furthermore, its portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows, enabling it to deliver consistent and rising dividend income to investors for over four decades.
www.wpcarey.com

W. P. Carey Inc. 9/30/2014 Earnings Release 8-K – 4

* * * * *

Cautionary Statement Concerning Forward-Looking Statements:

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief, or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” and other comparable terms. These forward-looking statements include, but are not limited to, the statements made by Mr. Bond as well as statements regarding annualized dividends, funds from operations coverage and guidance, including underlying assumptions, plans to become a primarily unsecured borrower through mortgage prepayments, and with regard to its capital recycling and intended results thereof, and anticipated future financial and operating performance and results, including estimates of growth. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance, or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Item 1A.  Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC on March 3, 2014. In light of these risks, uncertainties, assumptions, and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

* * * * *

W. P. Carey Inc. 9/30/2014 Earnings Release 8-K – 5

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)
	September 30, 2014	December 31, 2013
Assets
Investments in real estate:
Real estate, at cost	$4,572,313	$2,516,325
Operating real estate, at cost	84,594	6,024
Accumulated depreciation	(243,639)	(168,958)
Net investments in properties	4,413,268	2,353,391
Net investments in direct financing leases	838,475	363,420
Assets held for sale	—	86,823
Equity investments in real estate and the Managed REITs	218,103	530,020
Net investments in real estate	5,469,846	3,333,654
Cash and cash equivalents	530,276	117,519
Due from affiliates	26,075	32,034
Goodwill	702,791	350,208
In-place lease intangible assets, net	935,008	467,127
Above-market rent intangible assets, net	545,462	241,975
Other assets, net	291,991	136,433
Total Assets	$8,501,449	$4,678,950

Liabilities and Equity
Liabilities:
Non-recourse debt	$2,702,133	$1,492,410
Senior unsecured credit facility and unsecured term loan	618,945	575,000
Senior unsecured notes	498,300	—
Below-market rent and other intangible liabilities, net	178,070	128,202
Accounts payable, accrued expenses and other liabilities	294,364	166,385
Deferred income taxes	96,372	39,040
Distributions payable	98,996	67,746
Total liabilities	4,487,180	2,468,783
Redeemable noncontrolling interest	6,346	7,436

Equity:
W. P. Carey stockholders’ equity:
Preferred stock (None issued)	—	—
Common stock	105	69
Additional paid-in capital	4,313,896	2,256,503
Distributions in excess of accumulated earnings	(399,116)	(318,577)
Deferred compensation obligation	30,624	11,354
Accumulated other comprehensive (loss) income	(21,271)	15,336
Less: treasury stock at cost	(60,948)	(60,270)
Total W. P. Carey stockholders’ equity	3,863,290	1,904,415
Noncontrolling interests	144,633	298,316
Total equity	4,007,923	2,202,731
Total Liabilities and Equity	$8,501,449	$4,678,950

W. P. Carey Inc. 9/30/2014 Earnings Release 8-K – 6

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)
	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Revenues
Real estate revenues:
Lease revenues	$149,243	$148,253	$75,702
Operating property revenues	8,338	8,251	248
Reimbursable tenant costs	6,271	5,749	3,624
Lease termination income and other	360	14,481	236
	164,212	176,734	79,810
Revenues from the Managed REITs:
Reimbursable costs	14,722	41,925	23,259
Asset management revenue	9,088	9,045	10,961
Structuring revenue	5,487	17,254	14,775
Dealer manager fees	2,436	7,949	3,787
	31,733	76,173	52,782
	195,945	252,907	132,592
Operating Expenses
Depreciation and amortization	59,524	63,445	30,534
Reimbursable tenant and affiliate costs	20,993	47,674	26,883
General and administrative	20,261	19,133	15,739
Property expenses, excluding reimbursable tenant costs	10,391	11,211	1,824
Stock-based compensation expense	7,979	7,957	7,852
Impairment charges	4,225	2,066	—
Dealer manager fees and expenses	3,847	6,285	4,296
Merger and property acquisition expenses	618	1,137	3,630
Subadvisor fees (a)	381	2,451	867
	128,219	161,359	91,625
Other Income and Expenses
Net income from equity investments in real estate and the Managed REITs	11,610	9,452	9,180
Interest expense	(46,534)	(47,733)	(26,262)
Other income and (expenses)	(4,080)	(872)	2,778
	(39,004)	(39,153)	(14,304)
Income from continuing operations before income taxes and gain (loss) on sale of real estate	28,722	52,395	26,663
Provision for income taxes	(901)	(8,021)	(5,391)
Income from continuing operations before gain (loss) on sale of real estate	27,821	44,374	21,272
Income from discontinued operations, net of tax	235	26,421	378
Gain (loss) on sale of real estate, net of tax	260	(3,823)	—
Net Income	28,316	66,972	21,650
Net income attributable to noncontrolling interests	(993)	(2,344)	(2,912)
Net loss (income) attributable to redeemable noncontrolling interest	14	111	(232)
Net Income Attributable to W. P. Carey	$27,337	$64,739	$18,506
Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.27	$0.38	$0.27
Income (loss) from discontinued operations attributable to W. P. Carey	—	0.26	—
Net Income Attributable to W. P. Carey	$0.27	$0.64	$0.27
Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.27	$0.38	$0.27
Income (loss) from discontinued operations attributable to W. P. Carey	—	0.26	—
Net Income Attributable to W. P. Carey	$0.27	$0.64	$0.27
Weighted-Average Shares Outstanding
Basic	100,282,082	100,236,362	68,397,176
Diluted	101,130,448	100,995,225	69,400,825
Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$27,107	$38,275	$18,541
Income (loss) from discontinued operations, net of tax	230	26,464	(35)
Net Income	$27,337	$64,739	$18,506
Distributions Declared Per Share	$0.940	$0.900	$0.860

W. P. Carey Inc. 9/30/2014 Earnings Release 8-K – 7

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)
	Nine Months Ended September 30,
	2014	2013
Revenues
Real estate revenues:
Lease revenues	$420,563	$222,145
Operating property revenues	21,580	706
Reimbursable tenant costs	18,034	9,781
Lease termination income and other	15,841	1,319
	476,018	233,951
Revenues from the Managed REITs:
Reimbursable costs	96,379	50,694
Structuring revenue	40,492	27,539
Asset management revenue	27,910	31,330
Dealer manager fees	17,062	7,329
	181,843	116,892
	657,861	350,843
Operating Expenses
Depreciation and amortization	175,642	89,681
Reimbursable tenant and affiliate costs	114,413	60,475
General and administrative	62,066	47,336
Merger and property acquisition expenses	31,369	6,879
Property expenses, excluding reimbursable tenant costs	30,021	5,871
Stock-based compensation expense	22,979	25,430
Dealer manager fees and expenses	15,557	9,421
Impairment charges	6,291	—
Subadvisor fees (a)	2,850	2,537
	461,188	247,630
Other Income and Expenses
Net income from equity investments in real estate and the Managed REITs	35,324	52,377
Gain on change in control of interests (b)	104,645	—
Interest expense	(133,342)	(77,596)
Other income and (expenses)	(10,403)	6,627
	(3,776)	(18,592)
Income from continuing operations before income taxes and loss on sale of real estate	192,897	84,621
Provision for income taxes	(11,175)	(3,050)
Income from continuing operations before loss on sale of real estate	181,722	81,571
Income from discontinued operations, net of tax	33,063	2,066
Loss on sale of real estate, net of tax	(3,482)	(332)
Net Income	211,303	83,305
Net income attributable to noncontrolling interests	(4,914)	(7,312)
Net income attributable to redeemable noncontrolling interest	(137)	(139)
Net Income Attributable to W. P. Carey	$206,252	$75,854
Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$1.78	$1.08
Income from discontinued operations attributable to W. P. Carey	0.34	0.02
Net Income Attributable to W. P. Carey	$2.12	$1.10
Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$1.76	$1.06
Income from discontinued operations attributable to W. P. Carey	0.34	0.02
Net Income Attributable to W. P. Carey	$2.10	$1.08
Weighted-Average Shares Outstanding
Basic	96,690,675	68,719,264
Diluted	97,728,981	69,846,320
Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$173,016	$74,809
Income from discontinued operations, net of tax	33,236	1,045
Net Income	$206,252	$75,854
Distributions Declared Per Share	$2.735	$2.520

W. P. Carey Inc. 9/30/2014 Earnings Release 8-K – 8

__________

(a)
We earn investment management revenue from CWI. Pursuant to the terms of the subadvisory agreement, we pay a subadvisory fee equal to 20% of the amount of fees paid to us by CWI, including but not limited to: acquisition fees, asset management fees, loan refinancing fees, property management fees, and subordinated disposition fees, each as defined in the advisory agreement. We also pay to the subadvisor 20% of the net proceeds resulting from any sale, financing, or recapitalization or sale of securities by us, the advisor.

(b)
Gain on change in control of interests for the nine months ended September 30, 2014 represents a gain of $74.4 million recognized on our previously-held interest in shares of CPA®:16 – Global common stock, and a gain of $30.2 million recognized on the purchase of the remaining interests in nine investments from CPA®:16 – Global, which we had previously accounted for under the equity method.

W. P. Carey Inc. 9/30/2014 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013

Net income attributable to W. P. Carey	$27,337	$64,739	$18,506
Adjustments:
Depreciation and amortization of real property	58,355	62,354	30,483
Impairment charges	4,225	2,066	1,416
Gain on sale of real estate, net	(259)	(25,582)	(240)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(2,924)	(2,586)	(4,252)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	457	533	2,365
Total adjustments	59,854	36,785	29,772
FFO (as defined by NAREIT)	87,191	101,524	48,278
Adjustments:
Above- and below-market rent intangible lease amortization, net	14,432	17,124	7,330
Stock-based compensation	7,979	7,957	7,853
Other amortization and non-cash charges (a)	5,670	1,719	(429)
Straight-line and other rent adjustments	(1,791)	(8,999)	(1,930)
Tax benefit – deferred and other non-cash charges	(1,665)	(1,246)	(4,282)
Loss (gain) on extinguishment of debt	1,122	721	(143)
AFFO adjustments to equity earnings from equity investments	1,094	935	10,961
Amortization of deferred financing costs	1,007	999	1,117
Property acquisition expenses	609	224	1,076
Realized (gains) losses on foreign currency, derivatives, and other	(272)	159	60
Other gains, net	(86)	(13)	(46)
Merger expenses	9	915	2,464
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(918)	259	(1,470)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	(14)	(32)	306
Total adjustments	27,176	20,722	22,867
AFFO	$114,367	$122,246	$71,145

Summary
FFO (as defined by NAREIT)	$87,191	$101,524	$48,278
FFO (as defined by NAREIT) per diluted share	$0.86	$1.01	$0.70
AFFO	$114,367	$122,246	$71,145
AFFO per diluted share	$1.13	$1.21	$1.03
Diluted weighted-average shares outstanding	101,130,448	100,995,225	69,400,825

W. P. Carey Inc. 9/30/2014 Earnings Release 8-K – 10

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2014	2013

Net income attributable to W. P. Carey	$206,252	$75,854
Adjustments:
Depreciation and amortization of real property	172,329	90,340
Gain on sale of real estate, net	(29,017)	(290)
Impairment charges	6,291	6,366
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(9,002)	(12,766)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	2,255	(10,785)
Total adjustments	142,856	72,865
FFO (as defined by NAREIT)	349,108	148,719
Adjustments:
Gain on change in control of interests	(104,645)	—
Above- and below-market rent intangible lease amortization, net	45,042	21,823
Merger expenses (b)	44,302	2,793
Stock-based compensation	22,979	25,431
Tax benefit – deferred and other non-cash charges	(13,841)	(10,890)
Straight-line and other rent adjustments	(13,459)	(6,376)
Loss (gain) on extinguishment of debt	9,835	(210)
Other amortization and non-cash charges (a)	8,244	413
AFFO adjustments to equity earnings from equity investments	4,965	30,928
Amortization of deferred financing costs	3,031	2,813
Property acquisition expenses (c)	934	3,985
Realized losses on foreign currency, derivatives, and other	548	218
Other gains, net	(65)	(358)
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(2,076)	(4,114)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	(41)	863
Total adjustments	5,753	67,319
AFFO	$354,861	$216,038

Summary
FFO (as defined by NAREIT)	$349,108	$148,719
FFO (as defined by NAREIT) per diluted share	$3.57	$2.13
AFFO	$354,861	$216,038
AFFO per diluted share	$3.63	$3.09
Diluted weighted-average shares outstanding	97,728,981	69,846,320

W. P. Carey Inc. 9/30/2014 Earnings Release 8-K – 11

__________

(a)	Represents primarily unrealized gains and losses from foreign exchange and derivatives, as well as amounts for the amortization of contracts.

(b)
Amount for the nine months ended September 30, 2014 includes reported merger costs as well as income tax expense incurred in connection with the CPA®:16 Merger. Income tax expense incurred in connection with the CPA®:16 Merger represents the current portion of income tax expense including the permanent difference incurred upon recognition of deferred revenue associated with the accelerated vesting of shares previously issued by CPA®:16 – Global for asset management and performance fees.

(c)	Prior to the second quarter of 2013, this amount was insignificant and therefore not included in the AFFO calculation.

Non-GAAP Financial Disclosure

Funds from Operations, or FFO, is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets, and extraordinary items; however, FFO related to assets held for sale, sold, or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors, and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries, and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude acquisition expenses and non-core expenses such as merger expenses. Merger expenses are related to the CPA®:16 Merger. We also exclude realized gains or losses on foreign exchange and derivatives which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process and excluding those items provides investors a view of our portfolio performance over time and make it more comparable to other REITs not currently engaged in acquisitions, mergers, and restructuring, which are not part of our normal business operations. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 9/30/2014 Earnings Release 8-K – 12